FILED                                                    Filed by: TS
IN THE OFFICE OF THE                                     Rec. # C32691
SECRETARY OF STATE OF THE                                Exp. # E68871
STATE OF NEVADA
SEP-19 1994
CHERYL A. LAU SECRETARY OF STATE
/S/ Cheryl A. Lau
No. 1472 -94


      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                    (After Issuance of Stock)


                FIRST NATIONAL HOLDING CORPORATION
                      Name of  Corporation

We the undersigned             Fred W. Rausch, Jr.
                   ---------------------------------------------------and
                           President or Vice President

        Patricia Wilson,                of First National Holding Corporation
---------------------------------------    -----------------------------------
Secretary or Assistant Secretary               Name of Corporation


do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 11th day of September 1994, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

      That the name of First National Holding Corporation is changed to Innovative Weaponry Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,461,000 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Fred W. Rausch Jr.
                                        -----------------------
                                          President or Vice President

                                        /s/ Patricia Wilson
                                        ---------------------
                                          Secretary or Assistant Secretary

                                        <Stamped: RECEIVED
                                                  9:35
                                                  sep 19 1994>

State of KANSAS   )
                  )ss
County of SHAWNEE )

    On September 15, 1994, personally appeared before me a Notary Public, Fred W. Rausch,Jr., who acknowledged that they executed the above instrument.

<Notary Seal appears here>

                  /s/ Cynthia R. Stansell
                  ----------------------------
                   Signature of Notary


                ORIGINAL NOTARY OF PATRICIA WILSON IS IN BACK SIDE OF THIS AMENDMENT DOCUMENT. MADE COPY FOR OUR FILE.